                                                                    EXHIBIT 10.7

                            FUEL SERVICES AGREEMENT

                                    Between

                    AMEREN ENERGY FUELS AND SERVICES COMPANY

                                      And

                        AMEREN ENERGY RESOURCES COMPANY



     THIS FUEL SERVICES AGREEMENT, made and entered into as of November 1, 2000 by and between AMEREN ENERGY FUELS AND SERVICES COMPANY ("AFS"), an Illinois corporation; and AMEREN ENERGY RESOURCES COMPANY ("AER"), an Illinois Corporation, for itself and its subsidiaries (AFS and AER hereinafter sometimes referred to individually as a "Party" and collectively as the "Parties");

                             W I T N E S S E T H:

     WHEREAS, AER is a subsidiary of Ameren Corporation ("Ameren"), a registered holding company under the Public Utility Holding Company Act of 1935 ("the Act"), and, together with Ameren's other direct and indirect subsidiaries, form the Ameren System; and

     WHEREAS, AER has several subsidiaries, including Ameren Energy Generating Company (AEG) and AFS, which are in the business of generating and selling electricity at wholesale and at retail, and also in related businesses such as fuel procurement and management; and

     WHEREAS, AFS is engaged in services relating to the procurement and management of a variety of energy related commodities and fuels, including coal, petroleum coke, alternative fuels, propane, limestone, natural gas, oil, ash, weather contracts, and emissions contracts; and

     WHEREAS, AFS has assembled a highly-trained staff and developed and acquired various capabilities, programs, systems and other resources in order to provide the aforementioned services 1) to AER and to all of its existing and future subsidiaries other than

AFS (hereinafter referred to collectively as "AER"), 2) to other Ameren affiliates, and 3) to non-affiliates as requested; and

     WHEREAS, AER desires to obtain services from AFS in the areas of fuel procurement and management, emissions management, ash management, and other services pertaining to the electric generating related businesses of AER; and

     WHEREAS, economies and increased efficiencies will result from the performance by AFS of certain support services for AER that would enable it to operate more efficiently; and

     WHEREAS, subject to the terms and conditions herein described, AFS will render such services and provide such resources to AER at cost, determined in accordance with applicable rules, regulations and orders of the Securities and Exchange Commission ("the Commission");

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein, the Parties hereto agree as follows:

Section 1. Agreement to Furnish Services
           -----------------------------

     AFS agrees to furnish to AER upon the terms and conditions herein provided, the services hereinafter referred to and described in Section 2, at such times, for such period and in such manner as AER may from time to time request. AFS will keep itself and its personnel available and competent to render to AER such services so long as it is authorized to do so by the appropriate federal and state regulatory agencies.

Section 2. Services to be Performed
           ------------------------

     AFS agrees to provide to AER, as applicable, the following services: 1) to provide resources necessary to procure coal, natural gas and other fuel and related transportation and storage services, and to manage such items and assets, including resale and risk management activities, for the electric generating facilities owned and/or operated by AER; 2) to provide and manage other energy related commodities and fuels, including but not limited to petroleum coke, alternative fuels, propane, limestone, oil, ash, emissions contracts, and weather contracts; 3) to provide planning and budgeting, business reporting, transaction administration, rail car and other fuel related asset management, operational coordination, contract and counter-party administration, regulatory reporting, support and compliance, ash management activities, management of emissions accounts, and the negotiation, execution and administration of contracts between AER and third parties necessary to facilitate the above; and 4) to provide other related activities as requested.

     In addition to the services set forth above, AFS shall render advice and assistance in connection with such other matters as AER may request and AFS determines it is able to perform with respect to AER's business and operations.

Section 3. Compensation of AFS
           -------------------

     As compensation for services requested by AER and rendered to it by AFS, AER hereby agrees to reimburse AFS for all costs properly chargeable or allocable thereto, as controlled through a work order procedure. Costs shall be computed in accordance with applicable rules and regulations (including, but not limited to, Rules 90 and 91) under the Act and appropriate accounting standards.

Section 4. Work Orders
           -----------

     Services will be performed and billed in accordance with a work order system established to capture the various types of costs incurred by AFS. Costs will be charged to the appropriate work orders, which will then be the basis for the billing of costs to AER.

Section 5. Payment
           -------

     Payment shall be by making remittance of the amount billed or by making appropriate accounting entries on the books of the applicable companies.

     Payment shall be accomplished on a monthly basis, and remittance or accounting entries shall be completed within 60 days of billing.

Section 6. Appointment of AFS as Agent.
           ----------------------------

     AER hereby appoints AFS as Agent to represent it in performing the services described in Section 2 above. AER also authorizes AFS to purchase (i.e. take title to) fuel, natural gas, and other energy related commodities and goods, and to resell (i.e. convey title to) such commodities and goods to AER in the course of performing the services described in Section 2. Any resale of fuel, natural gas, and other energy related commodities and goods by AFS to AER shall be at the costs incurred by AFS for its purchase of such items. AFS shall be accountable for all funds advanced or collected on behalf of AER in connection with any transaction in respect of which AFS provides services. The provision of services by AFS pursuant to this Agreement shall in all cases and notwithstanding anything herein contained to the contrary be subject to any limitations contained in authorizations, rules or regulations of those governmental agencies, if any, having jurisdiction over AFS or such provision of services.

Section 7. Third Party Reliance on Agency Agreement
           ----------------------------------------

     AER has duly and properly appointed AFS as its Agent. AFS has the full power and authority to transact business on behalf of AER, and, in particular, to transact for the purchase and sale of the commodities and services discussed above on its behalf. In furtherance of the authority referred to above, AFS has the right and power, whether or not under seal, to execute and deliver on behalf of AER such documents and agreements as may be required in such business transactions without delivering proof to any person of its authority to do so. AER will be legally bound by the terms of any such agreement or contract entered into by AFS and will be responsible for satisfying any obligations of AFS under any such agreement or contract.

Section 8. Effective Date and Termination
           ------------------------------

     This Agreement shall become effective as of the date listed on the first page hereof, and shall remain in effect from said date unless terminated by mutual agreement or by any Party giving at least six months written notice to the other Party, each Party fully reserving the right to so terminate the Agreement.

Section 9. Assignment
           ----------

     This Agreement and the rights hereunder may not be assigned without the mutual written consent of all Parties hereto.

Section 10. Miscellaneous
            -------------

     This Agreement shall be binding upon the successors and assigns of the Parties hereto, provided that AFS shall not be entitled to assign or subcontract out any of its obligations under this Agreement without the prior written approval of AER. This Agreement may not be modified or amended in any respect except in writing executed by the Parties hereto. This Agreement shall be construed and enforced under and in accordance with the laws of the State of Missouri. This Agreement may be executed in counterparts, each one of which when fully executed shall be deemed to have the same dignity, force and effect as if the original. No provision of this Agreement shall be deemed waived nor breach of this Agreement consented to unless such waiver or consent is set forth in writing and executed by the Party hereto making such waiver or consent.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.



                       AMEREN ENERGY FUELS AND SERVICES COMPANY

                       By:   /s/ Michael G. Mueller
                           -----------------------------------
                             Michael G. Mueller
                       Title:  Vice President
                             ---------------------------------

     ATTEST:

     By: /s/ Ronald K. Evans
         ----------------------------
         Ronald K. Evans
     Title: Assistant Secretary
            --------------------------






                       AMEREN ENERGY RESOURCES COMPANY

                       By:   /s/ Gary L. Rainwater
                           -----------------------------------
                               Gary L. Rainwater
                       Title:  President
                             ---------------------------------


     ATTEST:

     By: /s/ Ronald K. Evans
         ----------------------------
         Ronald K. Evans
     Title: Assistant Secretary
            --------------------------